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                                                                      EXHIBIT 11


                               GALILEO CORPORATION
                        CALCULATION OF EARNINGS PER SHARE


                                                         Three Months Ended                 Nine Months Ended
                                                               June 30,                           June 30,
                                                       1997              1996             1997              1996
                                                    -----------       -----------      -----------       -----------

Primary
  Average shares outstanding                          6,854,668         6,806,159        6,846,147         6,787,587


  Net effect of dilutive stock
    options - based on the treasury
    stock method using average market price                  --           196,611               --           146,290
                                                    -----------       -----------      -----------       -----------

Total                                                 6,854,668         7,002,770        6,846,147         6,933,877
                                                    ===========       ===========      ===========       ===========

Net income (loss)                                    (1,513,000)        1,759,000      (10,057,000)        4,110,000

Per share amount                                          (0.22)             0.25            (1.47)             0.59



Fully Diluted
  Average shares outstanding                          6,854,668         6,806,159        6,846,147         6,787,587


  Net effect of dilutive stock options - based
  on the treasury stock method using the
  quarter-end market price, if higher than
  average market price                                       --           199,622               --           147,290
                                                    -----------       -----------      -----------       -----------
Total                                                 6,854,668         7,005,781        6,846,147         6,934,877
                                                    ===========       ===========      ===========       ===========

Net income (loss)                                    (1,513,000)        1,759,000      (10,057,000)        4,110,000


Per share amount                                          (0.22)             0.25            (1.47)             0.59

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